Exhibit 99(c)

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	May 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable June 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.027	42%	0.246	54%
Net Realized Long Term Capital Gains	0.027	41%	0.168	37%
Return of Capital or Other Capital Source	0.011	17%	0.041	9%
Total (per common share)	0.065	100%	0.455	100%

Average annual total return* (in relation to NAV) for the 5 years ended on May 31, 2014	22.2%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2014	7.9%
Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2014	14.8%
Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2014	4.6%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	June 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable July 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.049	75%	0.296	57%
Net Realized Long Term Capital Gains	0.004	7%	0.167	32%
Return of Capital or Other Capital Source	0.012	18%	0.057	11%
Total (per common share)	0.065	100%	0.520	100%

Average annual total return* (in relation to NAV) for the 5 years ended on June 30, 2014	21.9%
Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2014	7.6%
Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2014	21.0%
Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2014	5.1%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	July 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable August 11, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.020	31%	0.316	54%
Net Realized Long Term Capital Gains	0.000	0%	0.170	29%
Return of Capital or Other Capital Source	0.045	69%	0.099	17%
Total (per common share)	0.065	100%	0.585	100%

Average annual total return* (in relation to NAV) for the 5 years ended on July 31, 2014	19.0%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2014	8.0%
Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2014	15.4%
Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2014	6.0%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	August 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable September 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.022	34%	0.338	52%
Net Realized Short Term Capital Gains	0.000	0%	0.007	1%
Net Realized Long Term Capital Gains	0.040	61%	0.201	31%
Return of Capital or Other Capital Source	0.003	5%	0.104	16%
Total (per common share)	0.065	100%	0.650	100%

Average annual total return* (in relation to NAV) for the 5 years ended on August 31, 2014	20.0%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2014	7.6%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2014	22.2%
Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2014	6.3%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	September 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable October 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.033	51%	0.372	52%
Net Realized Short Term Capital Gains	0.000	0%	0.007	1%
Net Realized Long Term Capital Gains	0.032	49%	0.293	41%
Return of Capital or Other Capital Source	0.000	0%	0.043	6%
Total (per common share)	0.065	100%	0.715	100%

Average annual total return* (in relation to NAV) for the 5 years ended on September 30, 2014	18.4%
Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2014	8.0%
Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2014	17.7%
Cumulative fiscal year distributions as a percentage of NAV as of September 30, 2014	7.3%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	October 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable November 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.018	27%	0.390	50%
Net Realized Short Term Capital Gains	0.000	0%	0.008	1%
Net Realized Long Term Capital Gains	0.000	0%	0.289	37%
Return of Capital or Other Capital Source	0.047	73%	0.093	12%
Total (per common share)	0.065	100%	0.780	100%

Average annual total return* (in relation to NAV) for the 5 years ended on October 31, 2014	20.3%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2014	7.6%
Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2014	23.4%
Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2014	7.6%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.